Exhibit 1.01

CONFLICT MINERALS REPORT OF

THE GORMAN-RUPP COMPANY

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2019

I.	Introduction

This is the Conflict Minerals1 Report of The Gorman-Rupp Company (“we,” “our,” “us,” or the “Company”) prepared for calendar year 2019 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and SEC Release No. 34-67716 (August 22, 2012) under the Act (the “Adopting Release”). The reader is referred to these sources for the definitions of defined terms contained herein.

In accordance with Rule 13p-1, we undertook efforts to determine the presence and source of the conflict minerals within our products. The Company designed its efforts in conformity with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.

The statements below are based on the activities performed to date in good faith by the Company and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving identification of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II.	Overview

Company Profile

The Gorman-Rupp Company (“Registrant”, “Gorman-Rupp” or the “Company”) was incorporated in Ohio in 1934. The Company designs, manufactures and globally sells pumps and pump systems for use in water, wastewater, construction, dewatering, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (“HVAC”), military and other liquid-handling applications.

We are subject to this rule as we have determined that, during 2019, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we conduct no purchasing activities directly in the DRC or adjoining countries.

[1]

The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.

[2]

OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

Conflict Minerals Policy

The Company developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights the Company’s commitment to complying with the reporting and due diligence obligations required by the SEC rule and the Company’s expectations from its suppliers. In addition, the policy includes language encouraging suppliers to source responsibly. The policy resides on our corporate website (http://gormanrupp.com/wp-content/uploads/Conflict-Minerals-Policy.pdf).

Reasonable Country of Origin Inquiry Information

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.

The Company’s RCOI process included reviewing the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release and conducting an inquiry of our direct suppliers of the in-scope products using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI which indicated sourcing from the DRC or an adjoining country, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD Due Diligence Guidance. Our due diligence efforts are discussed further in this Conflict Minerals Report.

Due Diligence Program Design

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:

Step 1:	Establish strong company management systems

Step 2:	Identify and assess risks in the supply chain

Step 3:	Design and implement a strategy to respond to identified risks

Step 4:	Carry out independent third-party audit of smelter/refiner’s due diligence practices

Step 5:	Report annually on supply chain due diligence.

III.	Due Diligence Measures Performed by The Company

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

a.

Conflict minerals team – The Company established a conflict minerals team that includes individuals from the relevant business units and departments, including compliance, finance, procurement, sales, and legal. The team was structured to include the involvement from those in upper management roles, including the Vice President and General Counsel, to ensure that critical information, including the Company’s conflict minerals policy, reached relevant employees and suppliers. We also engaged Crowe LLP, an international accounting and consulting firm, to assist us with our compliance efforts.

b.	Conflict minerals policy – The Company adopted and published a policy establishing the expectations of our suppliers. The policy resides on our corporate website.

c.	Internal engagement – We developed a training program to educate employees on our conflict minerals process, the goals of our program, and our reporting obligations as a supplier and a public filer.

d.

Supplier engagement – The Company communicated its conflict minerals policy and provided educational materials to our in-scope suppliers. Suppliers were informed when the request for information was initiated on the conflict minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a conflict minerals compliance program.

e.

Company level grievance mechanism – As recommended by the OECD Due Diligence Guidance, the Company has a grievance mechanism in place as a risk-awareness system for conflict minerals issues. The Company engages a third-party to maintain its ethics compliance hotline. Both internal and external stakeholders can contact the hotline by telephone or internet.

f.	Records management – The Company will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines of five years.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.

Identified products in scope – Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release.

b.

Conducted RCOI – The Company utilized the most recent version of the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide materials and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.

c.

Completed additional follow-up – The Company contacted direct suppliers multiple times as needed to endeavor for compliance with our request for detailed conflict minerals information. We also worked to clarify and validate the accuracy of information provided by our suppliers.

d.

Identified smelters or refiners (“SORs”) – The Company compiled a list of SORs in our supply chain using our suppliers’ responses in their CMRTs. The Company reconciled this list to the list of smelter facilities designated by the RMI’s Responsible Minerals Assurance Process (“RMAP”). The RMAP completes independent, third-party audits of smelters and refiners to determine which can be validated as having systems in place that ensure the minerals are responsible sourced according to the OECD Due Diligence Guidance. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs. We have provided that list in this report within section IV – Product Description; Processing Facilities.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.

Reporting results to senior management – The Conflict Minerals team reports the results of our RCOI to upper management which included the team’s plan to respond to risks identified in the due diligence processes.

b.

Designed and implemented a plan – The Company used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT, as well as, any additional documentation furnished to support those responses and the suppliers’ due diligence processes. The resulting risk ratings were used to develop specific supplier outreach to address the identified risks and to take corrective actions with suppliers found not in compliance with the Company’s conflict minerals policy.

c.

Verified SORs – As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers to the list of smelter facilities validated by the RMI. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

The Company is using information provided by independent third party audit programs, including the RMI, London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC), to confirm the existence and verify the OECD-conformance status of SORs identified during our due diligence.

For smelters that had not been audited as conformant, the Company sent a communication to encourage participation in the RMAP and requested the SOR to provide the mines and/or locations the SOR sources from to assist in identifying all countries of origin. Additionally, the Company sent communications to all suppliers that reported SORs that had not been audited as conformant to request that these suppliers message the SORs to encourage participation in the RMAP.

Step 5: Report annually on supply chain due diligence

Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at http://gormanrupp.com/corporate-governance/.

IV.	Product Description; Processing Facilities

Product Description – The Company manufactures and internationally sells pumps and pump systems.

Processing Facilities – Based on our due diligence process and the information received from our suppliers, the following facilities were identified by the Company’s suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by the Company in the calendar year ended December 31, 2019. The information from our suppliers is still evolving and may contain company-level declarations. As such, this smelter list is presented in good faith as the best information we have to date. For 2019 we identified 270 SORs in our supply chain, 230 have been audited as conformant with the RMAP. This list may contain smelters that are not in our supply chain and/or there may be other smelters not yet identified in our due diligence process. We will continue to update the list as our information and the relevant third-party data from RMI, LBMA, and RJC improves.

Metal	Smelter Name	Country	Smelter ID

Gold	8853 S.p.A.	ITALY	CID002763

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	Asahi Pretec Corp.	JAPAN	CID000082

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850

Gold	Aurubis AG	GERMANY	CID000113

Gold	Bangalore Refinery	INDIA	CID002863

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Boliden AB	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185

Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189

Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Gold	Chimet S.p.A.	ITALY	CID000233

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916

Gold	Chugai Mining	JAPAN	CID000264

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362

Gold	Dowa	JAPAN	CID000401

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689

Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Gold	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Italpreziosi	ITALY	CID002765

Gold	JALAN & Company	INDIA	CID002893

Gold	Japan Mint	JAPAN	CID000823

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956

Gold	Kazzinc	KAZAKHSTAN	CID000957

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058

Gold	L’Orfebre S.A.	ANDORRA	CID002762

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093

Gold	Marsam Metals	BRAZIL	CID002606

Gold	Materion	UNITED STATES OF AMERICA	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Morris and Watson	NEW ZEALAND	CID002282

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	PAMP S.A.	SWITZERLAND	CID001352

Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Gold	PX Precinox S.A.	SWITZERLAND	CID001498

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522

Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582

Gold	Royal Canadian Mint	CANADA	CID001534

Gold	SAAMP	FRANCE	CID002761

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546

Gold	Safimet S.p.A	ITALY	CID002973

Gold	Sai Refinery	INDIA	CID002853

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585

Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761

Gold	Sovereign Metals	INDIA	CID003383

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918

Gold	T.C.A S.p.A	ITALY	CID002580

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615

Gold	Torecom	KOREA, REPUBLIC OF	CID001955

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993

Gold	Valcambi S.A.	SWITZERLAND	CID002003

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778

Gold	Yamakin Co., Ltd.	JAPAN	CID002100

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129

Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	KEMET Blue Metals	MEXICO	CID002539

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192

Tantalum	NPM Silmet AS	ESTONIA	CID001200

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847

Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869

Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Tin	Alpha	UNITED STATES OF AMERICA	CID000292

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Tin	PT Refined Bangka Tin	INDONESIA	CID001460

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	Yunnan Tin Company Limited	CHINA	CID002180

Tin	Dowa	JAPAN	CID000402

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438

Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448

Tin	Fenix Metals	POLAND	CID000468

Tin	Minsur	PERU	CID001182

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760

Tin	PT Timah Tbk Mentok	INDONESIA	CID001482

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231

Tin	PT Timah Tbk Kundur	INDONESIA	CID001477

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142

Tin	Metallo Belgium N.V.	BELGIUM	CID002773

Tin	Metallo Spain S.L.U.	SPAIN	CID002774

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Tin	Pongpipat Company Limited	MYANMAR	CID003208

Tin	PT Bangka Serumpun	INDONESIA	CID003205

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539

Tin	Soft Metais Ltda.	BRAZIL	CID001758

Tin	Super Ligas	BRAZIL	CID002756

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834

Tin	Thaisarco	THAILAND	CID001898

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397

Tungsten	A.L.M.T. Corp.	JAPAN	CID000004

Tungsten	ACL Metais Eireli	BRAZIL	CID002833

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281

Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830

V.	Future Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, the Company will undertake the following steps during the next compliance period:

•	Review the conflict minerals policy statement and update if necessary.

•	Continue to collect responses from suppliers using the most recent revision of the CMRT.

•	Engage with suppliers that did not provide a response in 2019 or provided incomplete responses to enhance our data collection for 2020.

•	Monitor and track performance of risk mitigation efforts.

•	Continue engagement with smelters by sending letters to those that have not been audited as conformant.

•	Continue to send messages to our suppliers to engage with these smelters.

•	Collect from suppliers product-level or user-defined level responses where useful and reasonably feasible.

•	Compare and validate RCOI results to information collected via independent third-party audit programs, such as the RMI, and through our Company’s own coordinated outreach to smelters.

•	Encourage responsible sourcing from the DRC and adjoining countries.

APPENDIX I – Countries of Origin

The information provided in this Appendix is based on the information collected from the Company’s suppliers.

Austria

Benin

Bolivia (Plurinational State of)

Brazil

Burundi

Canada

Chile

China

Colombia

Congo, Democratic Republic of the

Ecuador

Eritrea

Ethiopia

Ghana

Guinea

Guyana

India

Indonesia

Italy

Japan

Kazakhstan

Laos

Madagascar

Malaysia

Mali

Mauritania

Mexico

Mongolia

Mozambique

Myanmar

Namibia

Nicaragua

Niger

Nigeria

Peru

Portugal

Russian Federation

Rwanda

Saudi Arabia

Sierra Leone

South Africa

Swaziland

Taiwan

Thailand

Togo

Turkey

Uganda

United Kingdom of Great Britain and Norther Ireland

United States of America

Uzbekistan

Vietnam

Zimbabwe